Exhibit 99.1 News Release

Contacts:

Jerri Fuller Dickseski (Media)
jerri.dickseski@hii-co.com
757-380-2341

Dwayne Blake (Investors)
dwayne.blake@hii-co.com
757-380-2104

Huntington Ingalls Industries Reports Third Quarter 2016 Results

•	Revenues were $1.68 billion

•	Total operating margin was 10.4%

•	Segment operating margin was 8.3%

•	Diluted earnings per share was $2.27

•	Cash and cash equivalents at the end of the quarter were $957 million

NEWPORT NEWS, Va. (Nov. 3, 2016) - Huntington Ingalls Industries (NYSE:HII) reported third quarter 2016 revenues of $1.68 billion, down 6.5 percent from the same period last year. Diluted earnings per share in the quarter was $2.27, compared to $2.29 in the same period of 2015.
Operating income in the quarter was $175 million, compared to $200 million in the same period last year. Operating margin in the quarter was 10.4 percent, compared to 11.1 percent in the same period last year. These decreases were driven by lower volumes and lower risk retirements in shipbuilding, partially offset by the favorable FAS/CAS Adjustment.
New business awards for the quarter were approximately $1.2 billion, bringing total backlog to $20.0 billion as of Sept. 30, 2016.

“Our third quarter financial results reflect solid overall operating performance, driven by program execution at Ingalls,” said Mike Petters, HII’s president and CEO. “Given our strong year-to-date performance, and despite challenges at Newport News, we expect 2016 revenues and operating margin to be relatively similar to 2015.”

Results of Operations

	Three Months Ended			Nine Months Ended
	September 30			September 30
(in millions, except per share amounts)	2016	2015	% Change	2016	2015	% Change
Sales and service revenues	$1,683	$1,800	(6.5)%	$5,146	$5,115	0.6%
Operating income	175	200	(12.5)%	590	625	(5.6)%
Operating margin %	10.4%	11.1%	(71) bps	11.5%	12.2%	(75) bps
Segment operating income[1]	140	172	(18.6)%	490	543	(9.8)%
Segment operating margin %[1]	8.3%	9.6%	(124) bps	9.5%	10.6%	(109) bps
Net earnings	107	111	(3.6)%	376	354	6.2%
Diluted earnings per share	$2.27	$2.29	(0.9)%	$7.93	$7.28	8.9%

Weighted-average diluted shares outstanding	47.2	48.4		47.4	48.6

Adjusted sales and service revenues[2]	$1,683	$1,800	(6.5)%	$5,146	$5,128	0.4%
Adjusted operating income[2,3]	175	200	(12.5)%	590	548	7.7%
Adjusted operating margin %[2,3]	10.4%	11.1%	(71) bps	11.5%	10.7%	78 bps
Adjusted segment operating income[1,2,3]	140	172	(18.6)%	490	466	5.2%
Adjusted segment operating margin %[1,2,3]	8.3%	9.6%	(124) bps	9.5%	9.1%	43 bps
Adjusted net earnings[4]	83	96	(13.5)%	306	263	16.3%
Adjusted diluted earnings per share[4]	$1.76	$1.98	(11.1)%	$6.45	$5.41	19.2%
[1] Non-GAAP measures that exclude non-segment factors affecting operating income. See Exhibit B for reconciliations.
[2] Non-GAAP measures that exclude the impact of an insurance litigation settlement at the Ingalls segment in second quarter 2015. See Exhibit B for reconciliations.
[3] Non-GAAP measures that exclude the impact of a goodwill impairment charge at the Other segment in second quarter 2015. See Exhibit B for reconciliations.
[4] Non-GAAP measures that exclude the after-tax impact of the FAS/CAS Adjustment in 2016 and 2015, the after-tax impact of the insurance litigation settlement at the Ingalls segment and the goodwill impairment charge at the Other segment, each in second quarter 2015, and the after-tax impact of the loss on the early extinguishment of debt in the third quarter of 2015. See Exhibit B for reconciliations.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Segment Operating Results
Ingalls Shipbuilding

	Three Months Ended			Nine Months Ended
	September 30			September 30
($ in millions)	2016	2015	% Change	2016	2015	% Change
Revenues	$577	$593	(2.7)%	$1,748	$1,608	8.7%
Segment operating income[1]	66	77	(14.3)%	236	320	(26.3)%
Segment operating margin %[1]	11.4%	13.0%	(155) bps	13.5%	19.9%	(640) bps
Adjusted revenues[1,2]	577	593	(2.7)%	1,748	1,621	7.8%
Adjusted segment operating income[1,2]	66	77	(14.3)%	236	184	28.3%
Adjusted segment operating margin %[1,2]	11.4%	13.0%	(155) bps	13.5%	11.4%	215 bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.
[2] Non-GAAP measures that exclude the impact of the insurance litigation settlement in second quarter 2015. See Exhibit B for reconciliations.

Ingalls revenues for the third quarter decreased $16 million, or 2.7 percent, from the same period in 2015, due to lower revenues in Amphibious Assault Ships and the Legend-class National Security Cutter (NSC) program, partially offset by higher revenues in Surface Combatants. Lower Amphibious Assault Ships revenues were due to the delivery of LPD-26 USS John P. Murtha in the second quarter of 2016 and decreased volume on LPD-27 Portland, partially offset by increased volume on LPD-28 Fort Lauderdale. Lower NSC program revenues were due to the delivery of NSC-5 USCGC James in 2015 and decreased volume on NSC-6 Munro. Higher Surface Combatant revenues were primarily due to increased volumes on DDG-121 Frank E. Petersen Jr. and DDG-123 Lenah H. Sutcliffe Higbee, partially offset by decreased volume on DDG-113 John Finn.
Ingalls segment operating income for the third quarter was $66 million, a decrease of $11 million from the same period last year. Segment operating margin in the quarter was 11.4 percent, compared to 13.0 percent in the same period last year. These decreases were primarily due to lower risk retirement on the LHA-6 America-class program.

Key Ingalls milestones for the quarter:

•	Awarded an $88.2 million contract to purchase long-lead material for a ninth NSC

•	Awarded two contracts totaling $32.8 million for design work on the amphibious warfare ship replacement known as LX(R)

•	Awarded a $14 million contract to overhaul DDG-61 USS Ramage

•	Completed builder's sea trials for NSC-6 Munro

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Newport News Shipbuilding

	Three Months Ended			Nine Months Ended
	September 30			September 30
($ in millions)	2016	2015	% Change	2016	2015	% Change
Revenues	$1,072	$1,177	(8.9)%	$3,315	$3,404	(2.6)%
Segment operating income[1]	79	100	(21.0)%	270	302	(10.6)%
Segment operating margin %[1]	7.4%	8.5%	(113) bps	8.1%	8.9%	(73) bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.
Newport News revenues for the third quarter decreased $105 million, or 8.9 percent, from the same period in 2015, primarily driven by lower revenues in Aircraft Carriers and Submarines. Lower Aircraft Carriers revenues were due to decreased volumes on the construction contract for CVN-78 Gerald R. Ford and the execution contract for the CVN-72 USS Abraham Lincoln refueling and complex overhaul (RCOH), partially offset by increased volumes on the construction contract for CVN-79 John F. Kennedy and the advance planning contract for the CVN-73 USS George Washington RCOH. Lower Submarines revenues related to the SSN-774 Virginia-class submarine (VCS) program were due to decreased volumes on Block III boats, partially offset by increased volumes on Block IV boats.
Newport News segment operating income for the third quarter was $79 million, a decrease of $21 million from the same period last year. Segment operating margin was 7.4 percent for the quarter, compared to 8.5 percent in the same period last year. These decreases were due to lower risk retirement on the VCS program, as well as the resolution of outstanding contract changes on the CVN-71 USS Theodore Roosevelt RCOH in the third quarter of 2015.

Key Newport News milestones for the quarter:

•
Awarded a contract with a potential value of $400 million over the next five years to perform repair work on in-service nuclear-powered submarines, special mission submersibles, moored training ships and submarine support facilities

•	Awarded a $195 million contract modification to continue advance planning for the RCOH of CVN-73 USS George Washington

•	Awarded a $109 million contract to provide engineering, design, logistics and other support for the U.S. Navy's Los Angeles-class, Seawolf-class, Virginia-class and Ohio-class submarines

•	Awarded a $52 million contract for repair and modernization work on CVN-75 USS Harry S. Truman

•	Awarded a $17.7 million contract for planning and maintenance work on SSN-725 USS Helena

•	Redelivered SSN-785 USS John Warner to the U.S. Navy following its post-shakedown availability (PSA), the first PSA for a Virginia-class submarine conducted by Newport News

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Other

	Three Months Ended			Nine Months Ended
	September 30			September 30
($ in millions)	2016	2015	% Change	2016	2015	% Change
Revenues	$33	$30	10.0%	$84	$105	(20.0)%
Segment operating (loss)[1]	(5)	(5)	—%	(16)	(79)	(79.7)%
Segment operating margin %[1]	(15.2)%	(16.7)%	152 bps	(19.0)%	(75.2)%	NM3
Adjusted segment operating (loss)[1,2]	(5)	(5)	—%	(16)	(20)	(20.0)%
Adjusted segment operating margin %[1,2]	(15.2)%	(16.7)%	152 bps	(19.0)%	(19.0)%	0 bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.
[2] Non-GAAP measures that exclude the impact of a goodwill impairment charge in second quarter 2015. See Exhibit B for reconciliation.
3 NM means the % change is "not meaningful".

Revenues in the Other segment for the third quarter increased $3 million, or 10.0 percent, from the same period last year, due to higher volumes in oil and gas services. Segment operating loss for the quarter was $5 million, which was consistent with third quarter 2015.

About Huntington Ingalls Industries

Huntington Ingalls Industries is America’s largest military shipbuilding company and a provider of engineering, manufacturing and management services to the nuclear energy, oil and gas markets. For more than a century, HII’s Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. Headquartered in Newport News, Virginia, HII employs nearly 35,000 people operating both domestically and internationally. For more information, please visit www.huntingtoningalls.com.

Conference Call Information

Huntington Ingalls Industries will webcast its earnings conference call at 9 a.m. ET today. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company's website: www.huntingtoningalls.com. A telephone replay of the conference call will be available from 12 noon today through Thursday, Nov. 10 by calling toll-free (855) 859-2056 or (404) 537-3406 and using conference ID 91634496.
Forward-Looking Statements

Statements in this release, other than statements of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to obtain new contracts, estimate our future contract costs and perform our contracts effectively; changes in procurement processes and government regulations and our ability to comply with such requirements; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; natural disasters; adverse

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

economic conditions in the United States and globally; changes in key estimates and assumptions regarding our pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make. This release also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended September 30		Nine Months Ended September 30
(in millions, except per share amounts)	2016	2015	2016	2015
Sales and service revenues
Product sales	$1,327	$1,461	$4,120	$4,137
Service revenues	356	339	1,026	978
Sales and service revenues	1,683	1,800	5,146	5,115
Cost of sales and service revenues
Cost of product sales	1,059	1,164	3,241	3,121
Cost of service revenues	308	292	887	846
Income (loss) from operating investments, net	6	6	7	9
General and administrative expenses	147	150	435	473
Goodwill impairment	—	—	—	59
Operating income (loss)	175	200	590	625
Other income (expense)
Interest expense	(19)	(25)	(56)	(73)
Other, net	1	—	(1)	—
Earnings (loss) before income taxes	157	175	533	552
Federal income taxes	50	64	157	198
Net earnings (loss)	$107	$111	$376	$354

Basic earnings (loss) per share	$2.28	$2.31	$8.00	$7.33
Weighted-average common shares outstanding	46.9	48.0	47.0	48.3

Diluted earnings (loss) per share	$2.27	$2.29	$7.93	$7.28
Weighted-average diluted shares outstanding	47.2	48.4	47.4	48.6

Dividends declared per share	$0.50	$0.40	$1.50	$1.20

Net earnings (loss) from above	$107	$111	$376	$354
Other comprehensive income (loss)
Change in unamortized benefit plan costs	20	21	59	65
Other	1	(7)	1	(7)
Tax benefit (expense) for items of other comprehensive income	(8)	(4)	(23)	(22)
Other comprehensive income (loss), net of tax	13	10	37	36
Comprehensive income (loss)	$120	$121	$413	$390

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

($ in millions)	September 30, 2016	December 31, 2015
Assets
Current Assets
Cash and cash equivalents	$957	$894
Accounts receivable, net	1,046	1,074
Inventoried costs, net	268	285
Prepaid expenses and other current assets	73	31
Total current assets	2,344	2,284
Property, plant, and equipment, net of accumulated depreciation of $1,592 million as of 2016 and $1,489 million as of 2015	1,841	1,827
Goodwill	956	956
Other intangible assets, net of accumulated amortization of $481 million as of 2016 and $465 million as of 2015	479	495
Deferred tax asset	253	336
Miscellaneous other assets	135	126
Total assets	$6,008	$6,024
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	$293	$317
Accrued employees’ compensation	211	215
Current portion of postretirement plan liabilities	143	143
Current portion of workers’ compensation liabilities	227	227
Advance payments and billings in excess of revenues	99	125
Other current liabilities	255	247
Total current liabilities	1,228	1,274
Long-term debt	1,277	1,273
Pension plan liabilities	866	1,001
Other postretirement plan liabilities	424	423
Workers’ compensation liabilities	462	460
Other long-term liabilities	99	103
Total liabilities	4,356	4,534
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.01 par value; 150 million shares authorized; 52.6 million shares issued and 46.5 million shares outstanding as of September 30, 2016, and 52.0 million shares issued and 46.9 million shares outstanding as of December 31, 2015	1	1
Additional paid-in capital	1,949	1,978
Retained earnings (deficit)	1,154	848
Treasury stock	(644)	(492)
Accumulated other comprehensive income (loss)	(808)	(845)
Total stockholders’ equity	1,652	1,490
Total liabilities and stockholders’ equity	$6,008	$6,024

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30
($ in millions)	2016	2015
Operating Activities
Net earnings (loss)	$376	$354
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation	123	116
Amortization of purchased intangibles	16	19
Amortization of debt issuance costs	4	6
Stock-based compensation	22	29
Deferred income taxes	59	5
Proceeds from insurance settlement related to investing activities	—	(21)
Goodwill impairment	—	59
Loss on early extinguishment of debt	—	4
Change in
Accounts receivable	28	(245)
Inventoried costs	17	31
Prepaid expenses and other assets	(51)	(39)
Accounts payable and accruals	(42)	108
Retiree benefits	(75)	(1)
Other non-cash transactions, net	—	3
Net cash provided by (used in) operating activities	477	428
Investing Activities
Additions to property, plant, and equipment	(145)	(86)
Acquisitions of businesses, net of cash received	—	(6)
Proceeds from disposition of assets	4	32
Proceeds from insurance settlement related to investing activities	—	21
Net cash provided by (used in) investing activities	(141)	(39)
Financing Activities
Repayment of long-term debt	—	(395)
Debt issuance costs	—	(9)
Dividends paid	(70)	(58)
Repurchases of common stock	(152)	(192)
Employee taxes on certain share-based payment arrangements	(51)	(54)
Net cash provided by (used in) financing activities	(273)	(708)
Change in cash and cash equivalents	63	(319)
Cash and cash equivalents, beginning of period	894	990
Cash and cash equivalents, end of period	$957	$671
Supplemental Cash Flow Disclosure
Cash paid for income taxes	$198	$210
Cash paid for interest	$36	$68
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$11	$3

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit B: Non-GAAP Measures Definitions & Reconciliations

We make reference to “segment operating income (loss),” “segment operating margin,” “adjusted sales and service revenues,” “adjusted segment operating income (loss),” “adjusted segment operating margin,” “adjusted operating income,” “adjusted operating margin,” “adjusted net earnings,” and “adjusted diluted earnings per share."

We internally manage our operations by reference to "segment operating income (loss)" and "segment operating margin," which are not recognized measures under GAAP. When analyzing our operating performance, investors should use segment operating income (loss) and segment operating margin in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP. They are measures that we use to evaluate our core operating performance. We believe that segment operating income (loss) and segment operating margin reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of segment operating income (loss) and segment operating margin may not be comparable to similarly titled measures of other companies.

Adjusted sales and service revenues, adjusted operating income, adjusted operating margin, adjusted segment operating income (loss), adjusted segment operating margin, adjusted net earnings and adjusted diluted earnings per share are not measures recognized under GAAP. They should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. We believe these measures are useful to investors because they exclude items that do not reflect our core operating performance. They may not be comparable to similarly titled measures of other companies.

Segment operating income (loss) is defined as operating income (loss) for the relevant segment(s) before the FAS/CAS Adjustment and deferred state income taxes.

Segment operating margin is defined as segment operating income (loss) as a percentage of sales and service revenues.

Adjusted sales and service revenues is defined as sales and service revenues adjusted for the impact of the insurance litigation settlement at the Ingalls segment in second quarter 2015.

Adjusted segment operating income (loss) is defined as segment operating income (loss) adjusted for the impacts of the insurance litigation settlement at the Ingalls segment and the goodwill impairment charge at the Other segment in second quarter 2015.

Adjusted segment operating margin is defined as adjusted segment operating income (loss) as a percentage of adjusted sales and service revenues.

Adjusted operating income is defined as operating income adjusted for the impacts of the insurance litigation settlement at the Ingalls segment and the goodwill impairment charge at the Other segment, each in second quarter 2015.

Adjusted operating margin is defined as adjusted operating income as a percentage of adjusted sales and service revenues.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Adjusted net earnings is defined as net earnings adjusted for the after-tax impacts of: the loss on early extinguishment of debt in third quarter 2015, the insurance litigation settlement at the Ingalls segment and the goodwill impairment charge at the Other segment, each in second quarter 2015; and the FAS/CAS Adjustment.

Adjusted diluted earnings per share is defined as adjusted net earnings divided by the weighted-average diluted common shares outstanding.

FAS/CAS Adjustment is defined as the difference between our pension and postretirement plan expense under GAAP Financial Accounting Standards and the same expense under U.S. Cost Accounting Standards (CAS). Our pension and postretirement plan expense is charged to our contracts under CAS.

Deferred state income taxes are defined as the change in deferred state tax assets and liabilities in the relevant period. These amounts are recorded within operating income, while the current period state income tax expenses are charged to contract costs and included in segment operating income.

We present financial measures adjusted for the FAS/CAS Adjustment and deferred state income tax to reflect the company’s performance based upon the pension costs and state tax expense charged to our contracts under CAS. We use these adjusted measures as internal measures of operating performance and for performance-based compensation decisions.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Segment Operating Income and Segment Operating Margin

	Three Months Ended		Nine Months Ended
	September 30		September 30
($ in millions)	2016	2015	2016	2015
Ingalls revenues	$577	$593	$1,748	$1,608
Newport News revenues	1,072	1,177	3,315	3,404
Other revenues	33	30	84	105
Intersegment eliminations	1	—	(1)	(2)
Sales and Service Revenues	1,683	1,800	5,146	5,115
Segment Operating Income
Ingalls	66	77	236	320
As a percentage of Ingalls revenues	11.4%	13.0%	13.5%	19.9%
Newport News	79	100	270	302
As a percentage of Newport News revenues	7.4%	8.5%	8.1%	8.9%
Other	(5)	(5)	(16)	(79)
As a percentage of Other revenues	(15.2)%	(16.7)%	(19.0)%	(75.2)%
Segment Operating Income	140	172	490	543
As a percentage of sales and service revenues	8.3%	9.6%	9.5%	10.6%
Non-segment factors affecting operating income:
FAS/CAS Adjustment	37	27	107	82
Deferred state income taxes	(2)	1	(7)	—
Operating Income	175	200	590	625
Interest expense	(19)	(25)	(56)	(73)
Other, net	1	—	(1)	—
Federal income taxes	(50)	(64)	(157)	(198)
Net Earnings	$107	$111	$376	$354

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Adjusted Sales and Service Revenues, Adjusted Segment Operating Income, Adjusted Segment Operating Margin, Adjusted Operating Income and Adjusted Operating Margin

	Three Months Ended		Nine Months Ended
	September 30		September 30
($ in millions)	2016	2015	2016	2015
Ingalls revenues	$577	$593	$1,748	$1,608
Adjustment for insurance litigation settlement	—	—	—	13
Adjusted Ingalls revenues	577	593	1,748	1,621
Newport News revenues	1,072	1,177	3,315	3,404
Other revenues	33	30	84	105
Intersegment eliminations	1	—	(1)	(2)
Adjusted Sales and Service Revenues	$1,683	$1,800	$5,146	$5,128

Operating income	$175	$200	$590	$625
As a percentage of sales and service revenues	10.4%	11.1%	11.5%	12.2%
Non-segment factors affecting operating income:
FAS/CAS Adjustment	(37)	(27)	(107)	(82)
Deferred state income taxes	2	(1)	7	—
Unadjusted Segment Operating Income	$140	$172	$490	$543
As a percentage of sales and service revenues	8.3%	9.6%	9.5%	10.6%

Adjustments affecting segment operating income (loss):
Ingalls segment operating income	$66	$77	$236	$320
Adjustment for insurance litigation settlement	—	—	—	(136)
Adjusted Ingalls segment operating income	66	77	236	184
As a percentage of Ingalls adjusted revenues	11.4%	13.0%	13.5%	11.4%
Newport News segment operating income	79	100	270	302
As a percentage of Newport News revenues	7.4%	8.5%	8.1%	8.9%
Other segment operating (loss)	(5)	(5)	(16)	(79)
Adjustment for goodwill impairment	—	—	—	59
Adjusted Other segment operating (loss)	(5)	(5)	(16)	(20)
As a percentage of Other revenues	(15.2)%	(16.7)%	(19.0)%	(19.0)%
Adjusted Segment Operating Income	$140	$172	$490	$466
As a percentage of adjusted sales and service revenues	8.3%	9.6%	9.5%	9.1%

Operating income	$175	$200	$590	$625
As a percentage of sales and service revenues	10.4%	11.1%	11.5%	12.2%
Adjustment for insurance litigation settlement	—	—	—	(136)
Adjustment for goodwill impairment	—	—	—	59
Adjusted Operating Income	$175	$200	$590	$548
As a percentage of adjusted sales and service revenues	10.4%	11.1%	11.5%	10.7%

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Adjusted Net Earnings

	Three Months Ended		Nine Months Ended
	September 30		September 30
($ in millions)	2016	2015	2016	2015

Net Earnings	$107	$111	$376	$354
After-tax adjustment for insurance litigation settlement (1)	—	—	—	(88)
After-tax adjustment for goodwill impairment charge (2)	—	—	—	47
After-tax adjustment for loss on early extinguishment of debt (3)	—	3	—	3
After-tax adjustment for FAS/CAS Adjustment (4)	(24)	(18)	(70)	(53)
Adjusted Net Earnings	$83	$96	$306	$263

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Adjusted Diluted Earnings per Share

	Three Months Ended		Nine Months Ended
	September 30		September 30
(in millions, except for per share amounts)	2016	2015	2016	2015

Diluted earnings per share	$2.27	$2.29	$7.93	$7.28
After-tax insurance litigation settlement per share (1)	—	—	—	(1.81)
After-tax impairment of goodwill per share (2)	—	—	—	0.97
After-tax loss on early extinguishment of debt per share (3)	—	0.06	—	0.06
After-tax FAS/CAS Adjustment per share (4)	(0.51)	(0.37)	(1.48)	(1.09)
Adjusted Diluted EPS	$1.76	$1.98	$6.45	$5.41

(1) Insurance litigation settlement	—	—	—	(136)
Tax effect at 35% statutory rate*	—	—	—	48
After-tax effect	—	—	—	(88)
Weighted-Average Diluted Shares Outstanding	47.2	48.4	47.4	48.6
Per share impact**	—	—	—	(1.81)

(2) Goodwill impairment charge	—	—	—	59
Discrete federal tax impact*	—	—	—	(12)
After-tax effect	—	—	—	47
Weighted-Average Diluted Shares Outstanding	47.2	48.4	47.4	48.6
Per share impact**	—	—	—	0.97

(3) Loss on early extinguishment of debt	—	5	—	5
Tax effect at 35% statutory rate*	—	(2)	—	(2)
After-tax effect	—	3	—	3
Weighted-Average Diluted Shares Outstanding	47.2	48.4	47.4	48.6
Per share impact**	—	0.06	—	0.06

(4) FAS/CAS Adjustment	(37)	(27)	(107)	(82)
Tax effect at 35% statutory rate*	13	9	37	29
After-tax effect	(24)	(18)	(70)	(53)
Weighted-Average Diluted Shares Outstanding	47.2	48.4	47.4	48.6
Per share impact**	(0.51)	(0.37)	(1.48)	(1.09)
*The income tax impact is calculated using the tax rate in effect for the relevant non-GAAP adjustment.
**Amounts may not recalculate exactly due to rounding.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com